Exhibit 10.1

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Executive Employment Agreement (the “Agreement”) by and between Lumber Liquidators Holdings, Inc. (the “Company”) and Robert Martin Lynch (“Employee”) is made and entered into this 21st day of December, 2011.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that certain changes to Employee’s title, duties and compensation are in the best interest of the Company; and

WHEREAS, the Company and Employee wish to amend the Agreement to reflect such changes.

NOW, THEREFORE, the Agreement is amended as set forth below, effective January 1, 2012:

FIRST: The first sentence of Section 1.1(a) is revised to read as follows: “The Company will employ Employee in the position of President and Chief Executive Officer and, in that position, Employee will report directly to the Board of Directors of the Company.”

SECOND: The term, “Chief Operating Officer,” in the first sentence of Section 1.3 is replaced with the term, “Chief Executive Officer.”

THIRD: The phrase, “the Chief Executive Officer and/or the Board of Directors,” in Section 1.3(a) is replaced with the phrase, “the Board of Directors.”

FOURTH: The phrase, “the Company, the Chief Executive Officer and/or the Board of Directors,” in Section 1.3(b) is replaced with the phrase, “the Company and/or the Board of Directors.”

FIFTH: Section 1.4(a) is replaced with the following:

(a) Base Salary. Employee shall receive an annual base salary of $550,000 payable to Employee in accordance with the Company’s normal payroll schedule. The Company shall withhold state and federal income taxes, social security taxes and shall make such other payroll deductions as may be required by law or mutually agreed upon in writing by Employee and the Company.

SIXTH: The phrase, “up to 75% of Employee’s base salary,” in the second sentence of Section 1.4(c) is replaced with the phrase, “up to 100% of Employee’s base salary.”

SEVENTH: The term, “Chief Executive Officer,” in Section 3.1 is replaced with the term, “Secretary.”

EIGHTH: The notice address in Section 5.12 for Employee shall be changed to the following:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Executive Employment Agreement or caused it to be executed as of the date first written above.

EMPLOYEE	LUMBER LIQUIDATORS HOLDINGS, INC.

/s/ Robert Martin Lynch	By:	/s/ Jeffrey W. Griffiths
Robert Martin Lynch	Name:	Jeffrey W. Griffiths

	Title:	President and Chief Executive Officer